EXHIBIT 10.54

GUARANTY AND SECURITY AGREEMENT

Dated as of December 20, 2019

by

SAREPTA THERAPEUTICS, INC.

(as Borrower),

THE GUARANTORS PARTY HERETO,

and

Each OTHER Grantor
From Time to Time Party Hereto

in favor of

BIOPHARMA CREDIT PLC

(as Collateral Agent on behalf of Lenders and the other Secured Parties)

GUARANTY AND SECURITY AGREEMENT, dated as of December 20, 2019 by SAREPTA THERAPEUTICS, INC., a Delaware corporation (“Borrower”), the Guarantors party to the Loan Agreement (as defined below) as of the date hereof, and each other Person that becomes a party hereto pursuant to Section 8.6 (together with Borrower and such Guarantors, “Grantors”), in favor of BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”) on behalf of Lenders and each other Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of December 13, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Borrower, the Collateral Agent and the other parties thereto, Lenders agrees to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor other than Borrower agrees to guaranty, jointly and severally, the Obligations (as defined in the Loan Agreement) of Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of Lenders to extend credit to Borrower under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent and each Lender for the benefit of Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of the mutual premises herein contained and for valuable consideration the receipt and sufficiency of which is hereby acknowledged and to induce the Collateral Agent, Lenders and the Credit Parties to enter into the Loan Agreement and to induce each Lender to make extensions of credit to Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, each intending to be legally bound, as follows:

Article I

DEFINED TERMS

Section 1.1.Definitions.  Capitalized terms used herein without definition are used as defined in the Loan Agreement.

(a)The following terms have the meanings given to them in the Code and terms used herein without definition that are defined in the Code have the meanings given to them in the Code (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “check”, “commercial tort claim”, “commodity account”, “commodity contract”, “documents”, “deposit account”, “electronic chattel paper”, “encumbrance”, “entitlement holder”, “equipment”, “farm products”, “financial asset”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter of credit”, “letter-of-credit right”, “money”, “proceeds”, “promissory note”, “record”, “securities account”, “security”, “security entitlement”, “supporting obligation”, “tangible chattel paper” and “uncertificated security”.

(b)The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office, as the context dictates.

“Collateral” has the meaning specified in Section 3.1.

“Excluded Property” means, collectively:

(i)any “intent to use” United States Trademark applications for which a statement of use or an amendment to allege use has not been filed (but only until such statement is filed) solely to the extent, if any, that, and only during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark applications under applicable federal law;

(ii)any permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by the terms thereof, or would create a right of termination in favor of any other party thereto (other than Borrower or a controlled Affiliate of Borrower) but only, in each case, to the extent, and for so long as, such prohibition or term is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law;

(iii)any permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or a controlled Affiliate of Borrower) and such consent, approval or waiver has not been obtained by such Grantor or Borrower following their respective commercially reasonable efforts to obtain the same;

(iv)any other asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or a controlled Affiliate of Borrower) and such consent, approval or waiver has not been obtained by such Grantor or Borrower following their respective commercially reasonable efforts to obtain the same;

(v)any property or asset subject or purported to be subject to a Lien under any Collateral Document held by any Grantor that is a non-Wholly-Owned Subsidiary with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents of, the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Documents, joint venture agreement, shareholder agreement or other contract is in effect;

(vi)any asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the cost, difficulty, burden or consequences (including adverse Tax consequences) of granting the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, a security interest therein and Lien thereupon, and pledging to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to Secured Parties thereby;

(vii)any rights under any Federal or state governmental license, permit, franchise or authorization to the extent that the granting of a security interest therein is specifically prohibited or restricted by any Requirements of Law;

(viii)any asset or property subject to a Permitted Lien to the extent the documents governing such Permitted Lien or the Permitted Indebtedness secured thereby validly prohibit other Liens on such asset or property, or would create a right of termination in favor of any other party thereto (other than Borrower or a controlled Affiliate of Borrower) but only, in each case, to the extent, and for so long as, such prohibition or term is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law;

(ix)leasehold interests in real property;

(x)fee interests in real property;

(xi)Vehicles;

(xii)any letter of credit with an amount less than $500,000 and all letter-of-credit rights with respect thereto;

(xiii)any Intellectual Property unrelated in any way to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, including any similar or equivalent rights to those set forth in any of clauses (a) through (f) of the definition of “Intellectual Property” and, for the avoidance of doubt, any non-U.S. Intellectual Property;

(xiv)Excluded Equity Interests; and

(xv)Excluded Accounts;

provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by Guarantors as set forth in this Agreement.

“IP License” means all express and implied grants or rights to make, have made, use, sell, reproduce, distribute, modify, or otherwise exploit any Intellectual Property, as well as all covenants not to sue and co-existence agreements (and all related IP Ancillary Rights), whether written or oral, relating to any Intellectual Property.

“Maximum Guaranteed Amount” has the meaning set forth in Section 2.2.

“NDA” means a new drug application filed with the FDA pursuant to Section 505(b) of the U.S. Federal Food, Drug, and Cosmetic Act, along with all supplements and amendments thereto.

“Pledged Certificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) in any Subsidiary evidenced by a certificate, instrument or other similar document (as defined in the Code), in each case owned by any Grantor, including a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership that has issued Pledged Certificated Stock or as a member of any limited liability company that has issued Pledged Certificated Stock, and a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any corporation, partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all certificated Equity Interests listed on Schedule 1 of the Security Disclosure Letter.  “Pledged Certificated Stock” includes, for the avoidance of doubt, any Pledged Uncertificated Stock that subsequently becomes certificated.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 3 of the Security Disclosure Letter, issued by the obligors named therein.  “Pledged Debt Instruments” excludes any Excluded Property.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.  “Pledged Investment Property” excludes any Excluded Property.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) in any Subsidiary that is not Pledged Certificated Stock, in each case owned by any Grantor, including Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company not constituting Pledged Certificated Stock, a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 1 of the Security Disclosure Letter, to the extent such interests are not certificated.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Security Disclosure Letter” means the security agreement disclosure letter, dated as of the date hereof, delivered by the Grantors to the Collateral Agent and each Lender.

“Vehicles” means rolling stock, motor vehicles, vessels, aircraft and other assets subject to certificates of title.

Section 1.2.Certain Other Terms.

(a)For the purposes of and as used in this Agreement: (i) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (ii) each authorization herein shall be deemed irrevocable and coupled with an interest; and (iii) where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)Other Interpretive Provisions.

(i)Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)This Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)Certain Common Terms.  The words “include”, “included” and “including” are not limiting and mean “including without limitation.”  The word “or” has the inclusive meaning represented by the phrase “and/or”.  The word “shall” is mandatory.  The word “may” is permissive.  The singular includes the plural and the plural includes the singular.

(iv)Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)Contracts.  Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any contract, agreement, instrument or other document, including this Agreement and the other Loan Documents, shall be deemed to include any and all amendments, supplements or modifications thereto or restatements or substitutions thereof, in each case which are in effect from time to time, but only to the extent such amendments, supplements, modifications, restatements or substitutions are not prohibited by the terms of any Loan Document.

(vi)Laws.  Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto, and references to any law, statute, treaty, order, policy, rule or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting such law, statute, treaty, order, policy, rule or regulation.

(vii)Excluded Property.  Notwithstanding anything to the contrary herein, the representations, warranties and covenants set forth herein in relation to the assets of the Grantors shall not apply to any Excluded Property.

Article II

GUARANTY

Section 2.1.Guaranty.  To induce Lenders to make the Term Loans to Borrower in accordance with the terms and conditions of the Loan Agreement, each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of Borrower existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.  Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Secured Party hereunder or under any other Loan Document.

Section 2.2.Limitation of Guaranty.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder (the “Maximum Guaranteed Amount”) shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.7 below and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3.Authorization; Other Agreements.  The Collateral Agent, on behalf of Lenders and the other Secured Parties is hereby authorized, without notice, to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following but subject in all cases to the terms and conditions of the other Loan Documents:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)(i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.4.Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense (other than the defense of indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations)), whether arising in connection with or in respect of any of the following clauses (a) through (f) or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following clauses (a) through (f) (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

(a)the invalidity or unenforceability of any obligation of Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any other Guarantor or any of Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default and during the continuance thereof by the Collateral Agent, on behalf of Lenders and any other Secured Party, to proceed separately against any Collateral in accordance with the Collateral Agent’s rights and the rights of any Lender or other Secured Party under any applicable Requirements of Law; or

(f)any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any other Guarantor or any other Subsidiary of Borrower, in each case other than the defense of indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations).

Section 2.5.Waivers.  To the fullest extent permitted by Requirements of Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than the defense of payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations)), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following:  (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Borrower or any other Guarantor.  Until the indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations), each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.6.Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that reasonable and diligent inquiry would reveal, and each Guarantor hereby agrees that neither the Collateral Agent nor any Lender or other Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event the Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Person shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that any Lender or other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Section 2.7.Contribution.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Article III

GRANT OF SECURITY INTEREST

Section 3.1.Collateral.  For the purposes of this Agreement, the following tangible and intangible assets and property now owned or at any time hereafter acquired, developed or created by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, in each case, wherever located, is collectively referred to as the “Collateral”:

(a)all accounts;

(b)all as-extracted collateral;

(c)all chattel paper, including electronic chattel paper or tangible chattel paper;

(d)all checks;

(e)all deposit accounts;

(f)all documents;

(g)all equipment;

(h)all fixtures;

(i)all general intangibles (including all Current Company IP Agreements);

(j)all goods;

(k)all instruments (including all promissory notes);

(l)any and all U.S. Intellectual Property and IP Licenses (including IP Licenses under the Current Company IP Agreements to which a Grantor is a party and the rights of such Grantor thereunder, and all of a Grantor’s right, title and interest in, to and under any Internet Domain Names and Software) relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, including any similar or equivalent rights to those set forth in any of clauses (a) through (f) of the definition of “Intellectual Property”;

(m)all right title and interest in, to and under any NDA relating to the commercialization, marketing, offer for sale, distribution or sale of any Product in the Territory;

(n)all inventory;

(o)all investment property (including Pledged Collateral, Pledged Investment Property, Equity Interests, securities, securities accounts and security entitlements with respect thereto and financial assets carried therein, and all commodity accounts and commodity contracts);

(p)all money;

(q)all letters of credit, letter-of-credit rights and supporting obligations;

(r)the commercial tort claims with a predicted value of $500,000 or more (as reasonably determined by a Responsible Officer of Borrower in good faith and based upon reasonable assumptions) described on Schedule 4 of the Security Disclosure Letter;

(s)all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information specifically relating to any of the other property described in the foregoing clauses (a) - (p) of this Section 3.1;

(t)all property of such Grantor held by the Collateral Agent for the benefit of Lenders and any other Secured Party, including all property of every description, in the custody of or in transit to the Collateral Agent for the benefit of Lenders and any other Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash;

(u)all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

(v)to the extent not otherwise included, all personal property of such Grantor, whether tangible or intangible and wherever located, and all proceeds, products, accessions, rents, issues and profits of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing; and

(w)to the extent not otherwise included, all other properties or assets of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document;

excluding, however, all Excluded Property.

Section 3.2.Grant of Security Interest in Collateral.

(a)Without limiting any other security interest granted to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby pledges, hypothecates and grants to the Collateral Agent, in favor and for the benefit of Lenders and the other Secured Parties, to secure the payment and performance in full of all of the Obligations for the benefit of Lenders and the other Secured Parties, a first priority Lien (subject only to Permitted Liens) on and continuing security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, wherever located, whether now owned or hereafter acquired or arising; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on, and “Collateral” shall not include, any Excluded Property; provided, further, that if and when any property or asset shall cease to be Excluded Property, a first priority Lien (subject only to Permitted Liens) on and security interest in such property or asset shall be deemed granted therein and, therefore, “Collateral” shall then include any such property or asset.

(b)Notwithstanding anything herein to the contrary, no Grantor or Subsidiary of any Grantor shall be required to take any action under laws outside the United States, or enter into agreements governed or purported to be governed by laws outside of the United States, to attach, maintain, perfect, protect or enforce any Lien of the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties on Collateral.

Article IV

REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and Lenders to enter into the Loan Documents, each Grantor, jointly and severally with each other Grantor, represents and warrants each of the following to the Collateral Agent, each Lender and the other Secured Parties:

Section 4.1.Title; No Other Liens.  Except for the Lien granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties pursuant to this Agreement and any other Permitted Liens under any Loan Document (including Section 4.2 hereof), such Grantor owns or otherwise has the rights it purports to have in each item of the Collateral, free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) except for Permitted Subsidiary Distribution Restrictions, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than any Permitted Liens.

Section 4.2.Perfection and Priority.  Other than in respect of money and other Collateral subject to Section 9-311(a)(1) of the Code, the security interest granted to the Collateral Agent pursuant to this Agreement constitutes a valid and continuing first priority perfected security interest (subject, in the case of priority only, to Permitted Liens that are expressly permitted (if at all) by the terms of the Loan Agreement or this Agreement to, or that by operation of law, have superior priority to the Lien and security interest granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties) in favor of and for the benefit of Lenders and the other Secured Parties in all Collateral, subject, for the following Collateral, to the occurrence of the following:  (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Code, the completion of the filings and other actions specified on Schedule 2 of the Security Disclosure Letter (which, in the case of all filings and other documents referred to on such schedule, have been duly authorized by the applicable Guarantor); (b) with respect to any account over which a Control Agreement is required pursuant to Section 5.5 of the Loan Agreement, the execution of Control Agreements; in the case of all United States Trademarks, Patents and Copyrights for which Code filings are insufficient to effectuate perfection, all appropriate filings having been made with the Applicable IP Office, as applicable; (d) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case, properly endorsed for transfer to the Collateral Agent or in blank; (e) in the case of all Pledged Uncertificated Stock, the delivery to the Collateral

Agent, for the benefit of the Lenders and the other Secured Parties, of an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent in the form attached as Annex 4 hereto; and (f) in the case of all other instruments that are not Pledged Stock, if any, the delivery thereof to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of such instruments.  Such Lien on and security interest in Pledged Stock shall be prior to all other Liens on such Collateral, subject to Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or as and to the extent expressly permitted (if at all) by any Loan Document.  Except to the extent expressly not required pursuant to the terms of the Loan Agreement or this Agreement, all actions by each Grantor necessary or desirable to protect and perfect the first priority Lien on and security interest in the Collateral granted hereunder have been duly taken (subject to Section 3.2(b)).

Section 4.3.Pledged Stock.

(a)As of the Tranche A Closing Date, the Pledged Stock issued by any Subsidiary of any Grantor pledged by such Grantor hereunder (i) consist of the number and types of Equity Interests listed on Schedule 1 of the Security Disclosure Letter and constitutes that percentage of the issued and outstanding equity of all classes in each issuer thereof as set forth on Schedule 1 of the Security Disclosure Letter, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), and (ii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.  As of the date any Joinder Agreement or Pledge Amendment is delivered pursuant to Section 8.6, the Pledged Stock pledged by each applicable Grantor thereunder (x) is listed on the applicable schedule attached to such Joinder Agreement or Pledge Amendment, as applicable, and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such schedule, (y) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (z) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)As of, or substantially concurrently with, the Tranche A Closing Date, (i) all Pledged Certificated Stock has been delivered to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.2(a), and (ii) with respect to all Pledged Uncertificated Stock of Persons organized under the laws of the United States, uncertificated stock control agreements in the form attached as Annex 4 hereto have been delivered to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.2(a).

(c)Upon (i) the occurrence and during the continuance of an Event of Default and (ii) concurrent, written notice by the Collateral Agent to the relevant Grantor, the Collateral Agent for the benefit of Lenders and the other Secured Parties shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Article V

COVENANTS

Each Grantor agrees with the Collateral Agent to the following, until the indefeasible payment in full of the Obligations (other than inchoate indemnity obligations) and unless the Collateral Agent, on behalf of Lenders and the other Secured Parties, otherwise consents in writing:

Section 5.1.Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)Subject to the occurrence of the actions described in Section 4.2, which each Grantor shall promptly undertake, and except to the extent perfection is either (i) mutually agreed between Borrower and the Collateral Agent not to be required under this Agreement or the other Loan Documents or (ii) mutually agreed between Borrower and the Collateral Agent to be effected by filings of financing statements or amendments thereto to be made by the Collateral Agent or any Lender or its Related Party pursuant to Section 7.2, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall take reasonable steps to warrant and defend the Collateral covered by such security interest and such priority against the claims and demands of all Persons (other than Secured Parties).

(b)Such Grantor shall furnish to the Collateral Agent at any time and from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request in writing, in all cases in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

(c)At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and the other Collateral Documents and of the rights and powers herein and therein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the Code (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request in writing that is consistent with the requirements hereof and of the other Loan Documents, including executing and delivering any Control Agreements required by Section 5.5 of the Loan Agreement with respect to the Collateral Accounts.

Section 5.2.Pledged Collateral.

(a)Delivery of Pledged Collateral.  Such Grantor shall, promptly after acquiring any Pledged Collateral not owned on the Tranche A Closing Date: (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent, (A) all such Pledged Stock that is Pledged Certificated Stock, (B) all Pledged Debt Instruments in an amount greater than, individually, $75,000 and (C) all certificates and instruments evidencing Pledged Investment Property in an amount greater than, individually, $75,000, (ii) subject all Collateral Accounts required to be subject to a Control Agreement pursuant to the Loan Agreement to a Control Agreement; and (iii) cause the issuer of any such Pledged Stock that is Pledged Uncertificated Stock of Persons organized under the laws of the United States to execute an uncertificated stock control agreement in the form attached hereto as Annex 4, pursuant to which, inter alia, such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Pledged Uncertificated Stock without further consent by such Grantor, and, for the avoidance of doubt, if any such Pledged Uncertificated Stock becomes certificated, promptly (but in any event within thirty (30) days thereof) deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent, all such certificates, instruments or other similar documents (as defined in the Code).

(b)Event of Default.  During the continuance of any Event of Default and in connection with the exercise of rights or remedies hereunder or under any other Loan Document, the Collateral Agent shall have the right, at any time in its discretion, and upon concurrent, written notice by the Collateral Agent to the relevant Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Stock and (ii) exchange any certificate or instrument representing or evidencing any Pledged Stock for certificates or instruments of smaller or larger denominations.

(c)Cash Distributions with respect to Pledged Collateral and Pledged Investment Property.  Except as provided in Article VI and subject to any limitations set forth in the Loan Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral and the Pledged Investment Property.

(d)Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral and Pledged Investment Property; provided, however, that no vote shall be cast, consent, waiver or ratification given or right exercised (or failed to be exercised) or other action taken (or failed to be taken) by such Grantor in any manner that would reasonably be expected to (i) violate or be inconsistent with any of the terms of this Agreement or any other Loan Document or (ii) have the effect of materially impairing such Collateral or the position or interests of the Secured Parties.

Article VI

REMEDIAL PROVISIONS

Section 6.1.Code and Other Remedies.

(a)Code Remedies.  During the continuance of an Event of Default, the Collateral Agent, on behalf of Lenders and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement, any IP Agreement, any other Loan Document or in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights, powers and remedies of a secured party under the Code or any other Requirements of Law or in equity.

(b)Disposition of Collateral.  During the continuance of an Event of Default, without limiting the generality of the foregoing, the Collateral Agent may (personally or through its agents or attorneys), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Requirements of Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived):  (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s or any Lender’s claim or action; (ii) collect, receive, appropriate and realize upon any Collateral; (iii) store, process, repair or recondition the Collateral or otherwise prepare any Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and (iv) sell, assign, license out, convey, transfer, grant option or options to purchase or license and deliver any Collateral (or enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent, on behalf of Lenders and the other Secured Parties, shall have the right, upon any such public sale or sales and, to the extent permitted by the Code and other Requirements of Law, upon any such private sale or sales, to purchase or license the whole or any part of the Collateral so sold or licensed, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  The Collateral Agent, as representative of all Lenders and other Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the Code, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of Lenders and the other Secured Parties, at such sale.  If the Collateral Agent on behalf of any Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by such Lender and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.  Neither the Collateral Agent nor any Lender shall have an obligation to marshal any of the Collateral.

(c)Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that such Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, normal wear and tear excepted, (iii) until the Collateral Agent is able to sell, assign, license out, convey or transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s or any Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against other Persons with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)Application of Proceeds.  The Collateral Agent shall apply the cash proceeds received by it in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Lenders and the other Secured Parties, including reasonable and documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Loan Agreement, and only after such application and after the payment by the Collateral Agent or Lenders of any other amount required by any Requirements of Law, need the Collateral Agent or any Lender account for the surplus, if any, to any Grantor.

(e)Direct Obligation.  Neither the Collateral Agent nor any Lender or other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Collateral Agent and Lenders and any other Secured Party shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirements of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, Lenders or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by any of them of any rights or remedies hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by Requirements of Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Collateral Agent or any Lender or other Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent or any Lender to do any of the following:

(i)fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent or such Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)fail to obtain permits, licenses or other consents for access to any Collateral to sell or license or for the collection or sale or licensing of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits, licenses or other consents for the collection or disposition of any Collateral;

(iii)fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Agent or such Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent or such Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)dispose of assets in wholesale rather than retail markets;

(vii)disclaim warranties, such as title, merchantability, possession, non-infringement or quiet enjoyment; or

(viii)purchase insurance or credit enhancements to insure the Collateral Agent or any Lender or other Secured Party against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent and Lenders a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Collateral Agent, Lenders or any other Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent or any Lender or other Secured Party that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g)IP Licenses.  To the extent permitted, and only for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.1 during the continuance of an Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent on behalf of Lenders and the other Secured Parties shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent (i) an irrevocable, nonexclusive, assignable, license in the Territory (exercisable without payment of royalty or other compensation to such Grantor), including the right to sublicense, use and practice any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; provided, however, (A) that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; (B) that such licenses granted with regard to trade secrets shall be subject to the requirement that the secret status of trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; and (C) that the Collateral Agent shall have no greater rights than those of any such Grantor under such license or sublicense  and (ii)  an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned by such Grantor.

Section 6.2.Accounts and Payments in Respect of General Intangibles.

(a)In addition to, and not in substitution for, any similar requirement in the Loan Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles relating to the Collateral, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days of such collection) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent for the benefit of Lenders and the other Secured Parties, in a Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent for the benefit of Lenders and the other Secured Parties, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles relating to the Collateral shall, upon the Collateral Agent’s request, be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)At any time during the continuance of an Event of Default:

(i)each Grantor shall, upon the Collateral Agent’s request, assemble and hold for the benefit of Lenders and the other Secured Parties all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles included in or otherwise relating to the Collateral, including all IP Licenses, original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent for the benefit of Lenders and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct; and

(ii)each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name included in or otherwise relating to the Collateral is registered.

(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Lender or other Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral by reason of or arising out of any Loan Document or the receipt by the Collateral Agent or any Lender or other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any Lender or other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3.Pledged Collateral.

(a)Voting Rights.  During the continuance of an Event of Default, upon concurrent, written notice by the Collateral Agent to the relevant Grantor or Grantors, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent or a nominee on behalf of Lenders or the other Secured Parties, who shall thereupon have the sole right to exercise such voting and other consensual rights, including (i) the right to exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise, and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of

Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent (or such nominee) on behalf of Lenders or the other Secured Parties may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent (or such nominee) shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)Proxies.  During the continuance of an Event of Default, in order to permit the Collateral Agent on behalf of Lenders and the other Secured Parties to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent for the benefit of Lenders and the other Secured Parties an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon (A) the cure of any and all Events of Default or (B) the indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)Authorization of Issuers.  Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to, and each Grantor that is an issuer of Pledged Collateral so pledged hereunder hereby agrees to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying, and (ii) during the continuance of such Event of Default, unless otherwise permitted hereby or by the Loan Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct.

Section 6.4.Proceeds to be Turned over to and Held by Collateral Agent.  Unless otherwise expressly provided in the Loan Agreement or this Agreement, during the continuance of an Event of Default and, upon written notice by the Collateral Agent to the relevant Grantor or Grantors, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lenders and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent for the benefit of Lenders and the other Secured Parties in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent for the benefit of itself and the other Secured Parties in a Collateral Account.  All proceeds being held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for Lenders and the other Secured Parties) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Agreement.

Section 6.5.Sale of Pledged Collateral.

(a)Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent, Lenders and the other Secured Parties, that the Collateral Agent, Lenders and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement or a defense of indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations).  Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent on behalf of Lenders and the other Secured Parties.

Section 6.6.Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the reasonable and documented fees and disbursements of any attorney employed by the Collateral Agent or any Lender to collect such deficiency.

Section 6.7.Collateral Accounts.  If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Collateral Account of a Grantor or instruct the bank at which any Collateral Account is maintained to pay the balance of any Collateral Account to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct, to be applied to the Secured Obligations in accordance with the terms hereof.

Section 6.8.Directions, Notices or Instructions.  Neither the Collateral Agent nor any Lender or any Related Party thereof or any other Secured Party shall take any action under or issue any directions, notice or instructions pursuant to any Control Agreement or similar agreement unless an Event of Default has occurred and is continuing.

Article VII

ADDITIONAL RIGHTS OF COLLATERAL AGENT

Section 7.1.Collateral Agent’s Appointment as Attorney-in-Fact.

(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, in each case during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property (including any IP Ancillary Rights) or any IP Licenses included in the Collateral, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest, in favor of and for the benefit of Lenders and the other Secured Parties, in such Intellectual Property or IP Licenses and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and the Collateral Agent’s (on behalf of Lenders and the other Secured Parties) rights and remedies with respect thereto;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or obtain or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (E) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (F) assign or license any Intellectual Property included in the Collateral on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment or license and (G) generally, sell, assign, license, convey, transfer or grant a Lien on, make any contractual obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent on behalf of Lenders and the other Secured Parties were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Collateral Agent’s, in favor of and for the benefit of Lenders and the other Secured Parties, security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)If any Grantor fails to perform or comply with any contractual obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such contractual obligation.

(b)Without limiting the generality of Section 2.4 of the Loan Agreement, the Lender Expenses and any other reasonable and documented out-of-pocket expenses of the Collateral Agent and any Lender and other Secured Party incurred in connection with the taking of any actions pursuant to or as otherwise contemplated by this Section 7.1, together with, solely in the event any Grantor fails to pay any of the Obligations when due or upon the commencement and during the continuance of an Insolvency Proceeding of the Borrower or, at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, interest thereon at the Default Rate, from the date of payment by such Person to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to such Person in accordance with Section 2.4 of the Loan Agreement.

(c)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the indefeasible payment in full of the Secured Obligations (other than inchoate indemnity obligations), this Agreement is terminated and the security interests created hereby are released.

Section 7.2.Authorization to File Financing Statements.  Each Grantor authorizes the Collateral Agent and its Related Party, at any time and from time to time, without notice to any Grantor, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form, in such jurisdictions and in such offices as the Collateral Agent reasonably determines appropriate to perfect or protect the security interests of the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, under this Agreement or any other Loan Document (and the Collateral Agent’s and each Lender’s and each other Secured Party’s rights in respect thereof), and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect and may include a notice that any disposition of the Collateral, by any Grantor or other Person, shall be deemed to violate the rights of the Collateral Agent and Lenders and other Secured Parties under the Code to the extent not permitted under this Agreement or any other Loan Document.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the Code (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3.Authority of Collateral Agent.  Each Grantor acknowledges that, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for each Lender and all of the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4.Duty; Obligations and Liabilities.

(a)Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as it deals with similar property for its own account.  The powers conferred on the Collateral Agent hereunder are solely to protect each Lender’s and the other Secured Parties’ interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for its or their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b)Obligations and Liabilities with respect to Collateral.  Neither the Collateral Agent nor Lenders or any other Secured Parties nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.

Article VIII

MISCELLANEOUS

Section 8.1.Reinstatement.  Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2.Release of Collateral and Guarantee Obligations.

(a)When all Obligations (other than unasserted inchoate indemnity obligations) have been indefeasibly paid in full, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Lender and any other Secured Party and each Guarantor and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party (except as required hereunder), and all rights of the Collateral Agent, Lenders and any other Secured Parties to the Collateral shall revert to the Grantors.

(b)In connection with any termination or release pursuant to this Section 8.2, the Collateral Agent shall, and to the extent required, each Secured Party hereby authorizes the Collateral Agent to, promptly execute and deliver to any Grantor all instruments, documents and agreements which such Grantor shall reasonably request in writing to evidence and confirm such termination or release (including termination statements under the Code and customary payoff letters), and will duly assign, transfer and deliver to such Grantor (or its designee), such of the Collateral that may be in the possession of the Collateral Agent, all without further consent or joinder of the Collateral Agent or any Lender or other Secured Party.

(c)Any termination or release pursuant to clauses (a) and (b) of this Section 8.2 is subject to reinstatement as provided in Section 8.1.

(d)Upon any disposition of property permitted by the Loan Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.

(e)Upon (i) any sale or disposition of property of a Grantor to a Person other than a Grantor permitted by the Loan Agreement or (ii) the consummation of any other transaction permitted by the Loan Agreement as a result of which such Grantor becomes an Excluded Subsidiary or such Grantor is released from its Guaranty, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor (or such other applicable Person) with no further action on the part of any Person.

(f)Upon any Collateral being or becoming Excluded Property, the security interests created pursuant to this Agreement on such Collateral shall be automatically released.

(g)Upon the release of the Liens on any Collateral or of a Grantor from all of its obligations as a Credit Party under the Loan Agreement and as a Grantor hereunder, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or such Grantor, as applicable, shall no longer be deemed to be made.

(h)Without limiting the generality of Section 2.4 of the Loan Agreement, the Lender Expenses and any other reasonable and documented out-of-pocket expenses of the Collateral Agent and any Lender and other Secured Party incurred in connection with the taking of any actions pursuant to or as otherwise contemplated by this Section 8.2 in accordance with Section 2.4 of the Loan Agreement.

Section 8.3.Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  Upon any Event of Default and during the continuance thereof, the Collateral Agent for the benefit of Lenders and the other Secured Parties may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4.No Waiver by Course of Conduct.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

Section 8.5.Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.5 of the Loan Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2 attached hereto, respectively, in each case, duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 8.6.Additional Grantors and Guarantors; Additional Pledged Collateral.

(a)Joinder Agreements.  If, at the option of Borrower or as required pursuant to Section 5.12 or Section 5.13 of the Loan Agreement, Borrower shall cause any Subsidiary (other than an Excluded Subsidiary) that is not a Grantor or Guarantor to become a Grantor and Guarantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Tranche A Closing Date.

(b)Pledge Amendments.  To the extent any Pledged Collateral has not been delivered as of the Tranche A Closing Date, such Grantor shall, promptly after such Pledged Collateral is acquired, deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 attached hereto (each, a “Pledge Amendment”).  Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 8.7.Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9 of the Loan Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower’s notice address set forth in Section 9 of the Loan Agreement.

Section 8.8.Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each Secured Party and their respective successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 8.9.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10.Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11.SECTION 10 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

SAREPTA THERAPEUTICS, INC., as Borrower and Grantor

By	/s/ Sandesh Mahatme

Name:	Sandesh Mahatme

Title:	Executive Vice President, Chief Financial
Officer, and Chief Business Officer

Signature Page to Guaranty and Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to Guaranty and Security Agreement

ANNEX 1
TO GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of December 20, 2019, by SAREPTA THERAPEUTICS, INC., as Borrower, the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of BIOPHARMA CREDIT PLC, as Collateral Agent on behalf of Lenders and each of the other Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

[GRANTOR]

By:
Name:
Title:

A1-1

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

COMMERCIAL TORT CLAIMS

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

A1-3

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of December 20, 2019, by and among SAREPTA THERAPEUTICS, INC. (“Borrower”) and the other Persons from time to time party thereto as Grantors, in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, the “Collateral Agent”) on behalf of Lenders and each of the other Secured Parties, (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, (a) hereby becomes a party to the Guaranty and Security Agreement as a “Grantor” and “Guarantor” thereunder with the same force and effect as if originally named as a Grantor and Guarantor therein and, without limiting the generality of the foregoing, hereby assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and (b) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby pledges and hypothecates to the Collateral Agent for the benefit of Lenders and the other Secured Parties, and grants to the Collateral Agent for the benefit of Lenders and the other Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned.  The undersigned hereby agrees to be bound as a Grantor and a Guarantor for the purposes of the Guaranty and Security Agreement.

In connection with this Joinder Agreement, the undersigned has delivered to the Collateral Agent a completed Perfection Certificate duly executed by the undersigned.  The information set forth in Annex 1-A1 is hereby added to the information set forth in Schedules 1, 2 and 4 to the Security Disclosure Letter.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement, the Perfection Certificate delivered herewith by the undersigned shall constitute a “Perfection Certificate” referred to in Section 4.6 of the Loan Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]

By:
Name:
Title:

[1]	Use same Annex 1-A as is attached in Annex 1 to the Guaranty and Security Agreement.

A2-4

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

A2-5

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _______, 20__, is made by __________________ (“Grantor”), in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, the “Collateral Agent”) on behalf of Lenders and the other Secured Parties (as defined in the Loan Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, dated as of December 13, 2019 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among SAREPTA THERAPEUTICS, INC. (“Borrower”), certain Guarantors, BIOPHARMA CREDIT PLC (as the “Collateral Agent” and a “Lender”), and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (as a “Lender”), each Lender has agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor [(other than Borrower)] has agreed, pursuant to a Guaranty and Security Agreement dated as of December 20, 2019 in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Loan Agreement) of Borrower; and

WHEREAS, Grantor is party to the Guaranty and Security Agreement pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

Section 1.Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of Grantor, in each case, solely to the extent constituting Collateral (and excluding any Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):

a)

[any and all of its Copyrights and all IP Licenses (including, without limitation, any IP Licenses under the Current Company IP Agreements to which Grantor is a party and the rights of Grantor thereunder, and all of Grantor’s right, title and interest in, to and under any Internet Domain Names and Software) and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

b)	all renewals, reversions and extensions of the foregoing; and

A3-1

c)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

a)

[all of its Patents and all IP Licenses (including, without limitation, any IP Licenses under the Current Company IP Agreements to which Grantor is a party and the rights of Grantor thereunder, and all of Grantor’s right, title and interest in, to and under any Internet Domain Names and Software) and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

b)	all reissues, reexaminations, continuations, continuations-in-part, divisionals, substitutes, renewals and extensions of the foregoing; and

c)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

a)

[all of its Trademarks and all IP Licenses (including, without limitation, any IP Licenses under the Current Company IP Agreements to which Grantor is a party and the rights of Grantor thereunder, and all of Grantor’s right, title and interest in, to and under any Internet Domain Names and Software) and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto, but excluding any “intent to use” Trademark applications for which a statement of use has not been filed (but only excluding such applications until such statement is filed);

b)	all renewals and extensions of the foregoing;

c)	all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

d)

all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.Guaranty and Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties, pursuant to the Guaranty and Security Agreement and Grantor hereby acknowledges and agrees that the obligations, rights and remedies of Grantor and of the Collateral Agent on behalf of Lenders and the other Secured Parties with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.Grantor Remains Liable.  Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other reasonably necessary actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

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Section 5.Termination. This [Copyright] [Patent] [Trademark] Security Agreement shall terminate and the Lien on the security interest in the [Copyright] [Patent] [Trademark] Collateral shall be released upon the payment and performance of the Secured Obligations (other than inchoate indemnity obligations).  Upon the termination of this [Copyright] [Patent] [Trademark] Security Agreement, the Collateral Agent shall execute all documents, make all filings, and take all other actions reasonably requested by the Grantor to evidence and record the release of the Lien on and security interests in the [Copyright] [Patent] [Trademark] Collateral granted herein.

Section 6.Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this [Copyright] [Patent] [Trademark] Security Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.Governing Law.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to any principle of conflicts of law that could require the application of the law of any other jurisdiction.

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IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]
as Grantor

By:
Name:
Title:

Signature Page to [Copyright] [Patent] [Trademark] Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to [Copyright] [Patent] [Trademark] Security Agreement

ANNEX 4
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED STOCK CONTROL AGREEMENT

This UNCERTIFICATED STOCK CONTROL AGREEMENT (this “Agreement”), dated as of _________ __, 20__, is made by and among [APPLICABLE GRANTOR], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Grantor”), BIOPHARMA CREDIT PLC, a public limited company organized under the laws of England and Wales, as collateral agent on behalf of the Secured Parties (the “Collateral Agent”), and [APPLICABLE INTEREST ISSUING COMPANY], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Issuer”).  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement (as defined below) or the Loan Agreement (as defined below), as applicable.

WHEREAS, SAREPTA THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), certain Guarantors, the Collateral Agent and the Lenders have entered into that certain Loan Agreement, dated as of December 13, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Grantor is the registered holder of [DESCRIBE PLEDGED UNCERTIFICATED STOCK] issued by the Issuer (the “Pledged Stock”);

WHEREAS, pursuant to the Guaranty and Security Agreement, dated as of December 20, 2019, by and among the Grantor, the Collateral Agent and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor has granted a continuing Lien on and security interest (the “Security Interest”) in, all of its right, title and interest in, to and under the Pledged Stock (other than Excluded Equity Interests), whether now existing or hereafter arising or acquired; and

WHEREAS, it is a condition precedent to the making of the Tranche A Loans and maintaining of the Term Loans by Lenders under the Loan Agreement that the parties hereto execute and deliver this Agreement in order to perfect a first priority Security Interest in the Pledged Stock.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1.The Issuer confirms that:

(a)The Pledged Stock is Equity Interests that are not represented by certificates;

(b)The Issuer is the issuer of the Pledged Stock and the Grantor is registered on the books and records of the Issuer as the registered holder of the Pledged Stock; and

(c)The Security Interest in the Pledged Stock is registered on the books and records of the Issuer.

2.The Grantor hereby irrevocably agrees that, for so long as this Agreement remains in effect, the Collateral Agent, for the benefit of Lenders and the other Secured Parties, shall have exclusive control of the Pledged Stock.  In furtherance of such agreement, the Grantor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees:

(d)Subject to the provisions of Section 3 hereof, to comply with any and all written instructions delivered to the Issuer which directs that the transfer of any or all of the Pledged Stock to the Collateral Agent be registered on the books and records of the Issuer in the name of the Collateral Agent as the holder thereof, for the benefit of Lenders and the other Secured Parties, without further consent by the Grantor or any other Person; and

(e)Subject to the provisions of Section 3 hereof, not to comply with any instructions relating to any or all of the Pledged Stock originated by any Person other than the Collateral Agent, on behalf of Lenders and the other Secured Parties, or a court of competent jurisdiction.  In the event of any conflict between any instruction originated by the Collateral Agent and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by the Collateral Agent.

3.In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer and the Collateral Agent hereby agree as follows:

(f)Subject to the rights of the Grantor described herein, the Issuer agrees that, from and after the date hereof, the Pledged Stock shall be under the exclusive dominion and control of the Collateral Agent;

(g)So long as the Issuer has not received a written notice from the Collateral Agent that it is exercising exclusive control over the Pledged Stock (a “Notice of Exclusive Control”), the Issuer may comply with instructions of the Grantor concerning the Pledged Stock, which Notice of Exclusive Control shall only be given by the Collateral Agent following the occurrence and during the continuance of an Event of Default.  After the Issuer receives a Notice of Exclusive Control from the Collateral Agent, the Issuer will not accept any instructions concerning the Pledged Stock from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction; and

(h)Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Pledged Stock.

4.This Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein and under any Requirements of Law.  In particular, the Issuer need not investigate whether the Collateral Agent is entitled under the Security Agreement or otherwise to give an instruction or Notice of Exclusive Control.

5.The Issuer hereby represents, warrants and covenants with the Collateral Agent that:

(i)This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law);

(j)The Issuer has not entered into, and until termination of this Agreement will not enter into, any agreement with any other Person relating to the Pledged Stock pursuant to which it has agreed, or will agree, to comply with instructions provided by such Person in a circumstance which would conflict with the instructions of the Collateral Agent.  The Issuer has not entered into any other agreement with the Grantor purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 3 hereof;

(k)Except for the claims and interests of the Collateral Agent, on behalf of Lenders and the other Secured Parties, and the Grantor in the Pledged Stock, the Issuer does not know of any claim to, or interest in, the Pledged Stock (except to the extent constituting Permitted Liens).  If any Person asserts any Lien or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Pledged Stock (other than Permitted Liens), the Issuer will promptly notify the Collateral Agent and the Grantor thereof;

(l) In the event of any conflict between this Agreement (or any portion hereof) and any between the Issuer and the Grantor or among the Issuer, the Grantor and any third Person with respect to the Pledged Stock, whether now existing or hereafter entered into, the terms of this Agreement shall prevail; and

(m)The granting by the Grantor of the Security Interest in the Pledged Stock to the Collateral Agent for the benefit of Lenders and the other Secured Parties does not violate the Operating Documents or any other agreement governing the Issuer or the Pledged Stock.

6.This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.Each notice, request or other communication to a party hereto under this Agreement shall be in writing, will be sent to such party’s address set forth under its name below or to such other address as such party may notify the other parties hereto and will be effective on receipt.

8.No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

9.The rights and powers granted herein to the Collateral Agent (a) have been granted in order to perfect the Security Interest in the Pledged Stock, (b) are powers coupled with an interest and (c) will not be affected by any bankruptcy of the Grantor or any lapse in time.  The obligations of the Issuer hereunder shall continue in effect until the Collateral Agent has notified the Issuer in writing that the Security Interest in the Pledged Stock has been terminated pursuant to the Security Agreement.

10.This Agreement shall be governed by and construed in accordance with the laws of the [ISSUER’S JURISDICTION OF ORGANIZATION].

11.If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[GRANTOR]
By:
Name:
Title:

Address for Notices:

[Signature Page to UNCERTIFICATED STOCK CONTROL AGREEMENT]

[ISSUER]
By:
Name:
Title:

Address for Notices:

Sarepta Therapeutics, Inc.
215 First Street, Suite 415

Cambridge, MA 02142
Attention: [**]

Telephone: [**]

Email: [**]

Sarepta Therapeutics, Inc.
215 First Street, Suite 415

Cambridge, MA 02142
Attention: [**]
Telephone: [**]

Email: [**]

Sarepta Therapeutics, Inc.
215 First Street, Suite 415

Cambridge, MA 02142
Attention: [**]
Telephone: [**]

Email: [**]

with a copy to (which shall not constitute notice) to:

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attn: [**]

Telephone: [**]
Facsimile: [**]

Email: [**]

[Signature Page to UNCERTIFICATED STOCK CONTROL AGREEMENT]

BIOPHARMA CREDIT PLC,
a public limited company

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Address for Notices:

BIOPHARMA CREDIT PLC
c/o Beaufort House
51 New North Road

Exeter EX4 4EP
United Kingdom
Attention:  Company Secretary
Telephone:  [**]
Facsimile:  [**]

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn:  Pedro Gonzalez de Cosio

Phone: [**]

Fax: [**]

Email:  [**]

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn:  [**]

Phone: [**]

Fax: [**]

Email:  [**]

[Signature Page to UNCERTIFICATED STOCK CONTROL AGREEMENT]